Exhibit 99.2
NUANCE COMMUNICATIONS, INC.
FISCAL THIRD QUARTER EARNINGS ANNOUNCEMENT
PREPARED CONFERENCE CALL REMARKS
Nuance is providing a copy of prepared remarks in combination with its press release. This process and these remarks are offered to provide shareholders and analysts with additional time and detail for analyzing our results in advance of our quarterly conference call. As previously scheduled, the conference call will begin today, August 10, 2009 at 5:00 pm ET and will include only brief comments followed by questions and answers. These prepared remarks will not be read on the call.
To access the live broadcast, please visit the Investor Relations section of Nuance’s Website at www.nuance.com. The call can also be heard by dialing (800) 288-8974 or (612) 332-0345 at least five minutes prior to the call and referencing conference code 107916. A replay will be available within 24 hours of the announcement by dialing (800) 475-6701 or (320) 365-3844 and using the access code 107916.
Opening Remarks
In our press release this afternoon, we reported non-GAAP revenue in the third quarter of approximately $251.3 million, up 9.6% from $229.2 million a year ago. Total GAAP revenue in Q3 2009 was $241.0 million, up 11.2% from $216.7 million in Q3 2008. We recognized non-GAAP net income in the third quarter of $73.3 million, representing $0.26 per diluted share, compared to non-GAAP net income of $51.3 million, or $0.22 per diluted share, in the same period last year. We recognized GAAP net loss in the third quarter of $1.0 million, or ($0.00) per diluted share, compared to a GAAP net loss of $9.9 million, or ($0.05) per diluted share in Q3 2008. Third quarter non-GAAP operating margin was 32.6%, compared to 27.5% a year ago. Year-to-date, operating cash flow grew 42% to $184.3 million for the first three quarters of fiscal 2009, compared to $130.1 million for the same period in fiscal 2008. For the third quarter of 2009, cash flow from operations was $53.7 million compared to $48.1 million in the third quarter of 2008.
Nuance’s revenue benefited from strength in our recurring revenue streams especially our hosted revenue, and growth in our Nuance Mobile Care revenue as deployments in key carriers progressed. In Q3 2009, non-GAAP professional services, subscription and hosting revenue was $112.5 million, up 33.8% from $84.1 million a year ago, and year-to-date was $308.1 million, up 37.2% from $224.5 million a year ago. As more customers transition to subscription or transactional pricing models, a growing proportion of new sales contribute revenue over time rather than immediately in the quarter in which the sale occurred. As subscription and transaction-based agreements signed in past quarters have been deployed, and as volume of usage in those solutions has increased, revenue from those solutions has increased. We are also making headway in increasing our future recurring revenues, as evidenced in our progress in completion of large, multi-year on-demand engagements and growing bookings in our solutions businesses.
Nuance continued to improve operating leverage in the quarter. As discussed in past quarters, beginning last year Nuance initiated a number of expense measures and accelerated acquisition synergies to protect operating margins and cash flows in light of the economic climate. These measures have improved productivity in core operations throughout the year and enabled us to undertake additional investments targeted at enhancing growth next year.
Discussion of Third Quarter Revenue
Total GAAP revenue was $241.0 million. Total non-GAAP revenue was $251.3 million, which included $10.3 million of revenue lost to accounting for acquisitions. Geographically, North America contributed 75% of non-GAAP revenue and international contributed 25%. Total non-GAAP revenue in the third quarter grew 9.6%, as reported, from the same quarter last year. (Please see the section below, “Discussion of Non-GAAP Financial Measures,” for more details on non-GAAP revenue.)
Healthcare-Dictation Solutions. Non-GAAP revenue for Nuance’s healthcare and dictation solutions was $108.1 million, up 27%, as reported, from the same quarter last year. Revenue in Nuance’s healthcare unit grew year-over-year, fueled by hosted, on-demand solutions, as a record number of new customers went live in Nuance’s hosted transcription services. Important contracts from the third quarter include Florida Hospital, Harvard Vanguard, HCA MountainStar, Sarasota Memorial Hospital, and UHS Binghamton.
Mobile-Enterprise Solutions. Non-GAAP revenue for Nuance’s enterprise and mobile solutions was $125.5 million, up slightly, as reported, from the same quarter last year. Nuance experienced continued strength in enterprise on-demand, professional services and maintenance contracts, especially in North America, with wins at customers such as Bank of America, Cigna, TD Ameritrade and United Airlines. Nuance Mobile Care revenue grew as deployment progressed within our carrier customers. National Australia Bank Personal Banking deployed a voice biometric identification and verification function incorporating Nuance technology to improve customer experience and security. Nuance’s mobile revenue streams again reflected the challenges of reduced purchases of mobile devices worldwide. During Q3 2009, millions of new smart phones shipped with Nuance products that enable voice control of various functions. In addition, Nuance won significant new contracts at HTC, LG, MiTAC/Magellan, Samsung and Vodafone.
Imaging Solutions. Non-GAAP revenue for Nuance’s PDF and document imaging solutions was $17.7 million, down 8%, as reported, from the same quarter last year. The year-over-year decline reflects the continued weakness in Windows-based software sales, as well as reduced sales through its channels as Nuance prepared for upcoming product release launches. The Company did see a strong performance from the launch of OmniPage 17 during Q3 2009.
Table: Non-GAAP Revenue by Solution

	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
	2008	2008	2008	2008	2008	2009	2009	2009
Mobile-Enterprise	$110.6	$118.0	$124.8	$131.9	$485.3	$113.4	$119.5	$125.5
Organic Growth	24%	15%	17%	14%	17%	(9)%	0%	(2)%
Healthcare-Dictation	$79.2	$79.6	$85.2	$109.7	$353.6	$114.0	$105.2	$108.1
Organic Growth	14%	16%	10%	18%	15%	16%	3%	6%
Imaging	$19.3	$22.3	$19.2	$19.1	$79.9	$17.0	$14.1	$17.7
Organic Growth	6%	22%	18%	(3)%	10%	(9)%	(35)%	(7)%

Total revenue	$209.1	$219.9	$229.2	$260.7	$918.8	$244.4	$238.8	$251.3

Organic Growth	18%	16%	14%	14%	15%	1%	(2)%	1%
Table: Non-GAAP Revenue by Product, Service and Maintenance

	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
	2008	2008	2008	2008	2008	2009	2009	2009
Product and Licensing	$108.2	$107.3	$106.4	$131.5	$453.3	$110.4	$94.2	$95.6
% of Revenue	51%	49%	46%	51%	49%	45%	39%	38%
Professional Services, Subscription and Hosting	$66.0	$74.5	$84.1	$89.5	$314.1	$91.4	$104.2	$112.5
% of Revenue	32%	34%	37%	34%	34%	38%	44%	45%
Maintenance and Support	$34.9	$38.1	$38.7	$39.7	$151.4	$42.6	$40.4	$43.2
% of Revenue	17%	17%	17%	15%	17%	17%	17%	17%

Total revenue	$209.1	$219.9	$229.2	$260.7	$918.8	$244.4	$238.8	$251.3

Discussion of Cost of Revenue and Gross Margins
In Q3 2009, cost of revenue on a non-GAAP basis was approximately $81.9 million, for a non-GAAP gross margin of 67.4%, down from 68.6% over the same period last year. GAAP cost of revenue and gross margin in the quarter were $94.0 million and 61.0%, respectively. Non-GAAP gross margin for Product and Licensing improved to 91% in Q3 2009 from 90% a year ago. Non-GAAP gross margin for Professional Services, Subscription and Hosting improved to 41% in Q3 2009 from 36% a year ago. Non-GAAP gross margin for Maintenance and Support improved to 84% in Q3 2009 from 80% a year ago. Overall gross margin declined because a greater percentage of our revenue came from the lower margin Professional Services, Subscription and Hosting category.
Discussion of Operating Expenses and Margins
In Q3 2009, non-GAAP operating margin was approximately 32.6%, up from 27.5% over the same period last year. GAAP operating margin was 7.1% in the third quarter, compared to 5.1% a year ago. Non-GAAP research and development expense increased 6% compared to last year, while non-GAAP selling and marketing decreased 11% and non-GAAP general and administrative decreased 13%. Operating expense improvements resulted from operational efficiencies, cost containment and tightly managed hiring, and continued expense reductions associated with acquisition integrations. Year-to-date non-GAAP operating margins were 30.9%, compared to 25.7% in fiscal 2008.
Balance Sheet and Cash Flow Highlights
Cash and Cash Flow Activities
Nuance reported cash flows from operations of $53.7 million in the third quarter of 2009, compared with $48.1 million in the same period last year. At the end of Q3 2009, our cash balance was approximately $418.6 million. Capital expenditures totaled $3.0 million and depreciation was $4.5 million for the three months ended June 30, 2009.
DSOs
In Q3 2009, days sales outstanding (DSO) were 30 days, improved from 37 days in Q3 2008. Please note, we calculate DSOs net of deferred maintenance revenue, based on non-GAAP revenue.
Discussion of Q4 2009 Guidance and Fiscal Year Outlook
We provide guidance with the expectation that market conditions may remain unusually turbulent. Our guidance is adjusted to account for the most recent results. In particular, we see some evidence in our results, our bookings and our pipelines of greater stability in markets, except in Europe, where conditions continue to be less predictable.
We believe that the trends we have identified for our mobile-enterprise business will remain largely consistent. In mobile, we expect that royalty revenue will remain depressed given reduced shipments of cars, navigation devices and phones. We do, however, continue to secure additional design wins, signaling increasing leadership broadly in these devices and positioning the Company attractively for when the economy begins to recover. We also believe that manufacturers and carriers are showing increased interest in voice-based solutions. But we temper future expectations by reminding investors that price pressures in this market remain especially strong during this time of economic stress upon our OEM partners. Finally, we note that our mobile forecast this quarter incorporates several important new agreements which would contribute meaningful revenue in the quarter.
In enterprise, trends also remain largely consistent with prior quarters, except that we do see evidence of increased strength in the North American market. Historically, our final fiscal quarter has seen improvements in our enterprise revenues, owing in part to sales incentives. We anticipate some benefit from that effect again this quarter.

Within healthcare, the strength of our on-demand offerings should continue during the fourth fiscal quarter and into next year. We are also seeing increased interest in our Dragon product line associated with enabling more effective use of electronic medical records and clinical documentation. At the same time, we have seen increased resistance to enterprise capital purchases in large hospitals, which will partially mitigate the advances in the on-demand and Dragon revenue streams.
While demand for Windows-based software applications has been adverse this year, we foresee an improved environment for our Dragon product line, driven in part by the increased interest in speech applications. To support this opportunity, we have commenced, beginning this quarter, increased advertising to support the product line to stimulate additional growth as we look forward to our next fiscal year. Our imaging business will benefit this quarter from refreshed versions of all its major product lines and from the attractiveness of new enterprise features in the PDF product family.
Looking in aggregate across our markets, we expect sequential growth in the fourth quarter led substantially by gains in our product and licensing revenue. Contributions to this growth will include the benefits of improved sales of Dragon, our imaging product lines, and mobile royalties, as mentioned above. We anticipate that this growth will also have a benefit to gross margins in the fourth quarter. We remind investors, though, that product and licensing revenue are inherently less predictable in their timing.
From our results, it is apparent our on-going commitment to cost containment has brought significant benefits to Nuance’s profitability and operating cash flow. For the balance of the year, we will maintain our cautious approach toward expenses and will enact additional actions to drive further efficiencies across operations. We expect to see ongoing benefits of our continued actions in the fourth quarter of fiscal 2009 and expect additional, long-term benefits to our business model as market conditions improve.
With these trends and factors in mind, we are tightening our guidance range for the fourth quarter of fiscal 2009. This change reflects the more cautious view of revenue growth and accounts for reduced expenses from our cost and efficiency programs. Our fourth quarter 2009 and fiscal year 2009 guidance includes:
•	Q4 GAAP: Revenue between $259 million and $269 million and EPS of ($0.08) to ($0.06)

•	Q4 Non-GAAP: Revenue between $266 million and $276 million and EPS of $0.28 to $0.30

•	FY09 GAAP: Revenue between $946 million and $956 million and EPS of ($0.15) to ($0.13)

•	FY09 Non-GAAP: Revenue of $1,001 million to $1,011 million and EPS of $1.02 to $1.04
This ends the prepared conference call remarks.
Safe Harbor and Forward-Looking Statements
Statements in this document regarding the future demand for, performance of, and opportunities for growth in Nuance’s product offerings and solutions in healthcare and dictation, mobile-enterprise and imaging, anticipated growth in on-demand and services revenue, increased advertising activities, anticipated expense reduction activities, Nuance’s revenue and earnings projections for the fourth quarter of fiscal 2009, and Nuance managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: fluctuations in demand for Nuance’s existing and future products; economic conditions in the United States and abroad; Nuance’s ability to control and successfully manage its expenses and cash position; the effects of competition, including pricing pressure; possible defects in Nuance’s products and technologies; the ability of Nuance to successfully integrate operations and employees of acquired businesses; the ability to realize anticipated synergies from acquired businesses; and the other factors described in Nuance’s annual report on Form 10-K for the fiscal year ended September 30, 2008 and Nuance’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. Nuance disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.
The information included in this press release should not be viewed as a substitute for full GAAP financial statements

Discussion of Non-GAAP Financial Measures
Management utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors. Continuous budgeting and forecasting for revenue and expenses are conducted on a consistent non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the annual financial plan. The board of directors and management utilize these non-GAAP measures and results (in addition to the GAAP results) to determine our allocation of resources. In addition and as a consequence of the importance of these measures in managing the business, we use non-GAAP measures and results in the evaluation process to establish management’s compensation. For example, our annual bonus program payments are based upon the achievement of consolidated non-GAAP revenue and consolidated non-GAAP earnings per share financial targets. We consider the use of non-GAAP revenue helpful in understanding the performance of our business, as it excludes the purchase accounting impact on acquired deferred revenue and other acquisition-related adjustments to revenue. We also consider the use of non-GAAP earnings per share helpful in assessing the organic performance of the continuing operations of our business. By organic performance we mean performance as if we had owned an acquired asset in the same period a year ago. By continuing operations we mean the ongoing results of the business excluding certain unplanned costs. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP revenue and earnings per share. Consistent with this approach, we believe that disclosing non-GAAP revenue and non-GAAP earnings per share to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP revenue and earnings per share, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three months ended June 30, 2009 and 2008, and, in particular, in evaluating our revenue and earnings per share, our management has either included or excluded items in four general categories, each of which are described below.
Acquisition-Related Revenue and Cost of Revenue.
The Company provides supplementary non-GAAP financial measures of revenue which include revenue related to acquisitions, primarily from Zi, Tegic and Phillips Speech Recognition Systems that would otherwise have been recognized but for the purchase accounting treatment of these transactions. Non-GAAP revenue also includes revenue that the Company would have otherwise recognized had the Company not acquired intellectual property and other assets from the same customer during the same quarter. Because GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of the Company’s economic activities. These non-GAAP adjustments are intended to reflect the full amount of such revenue. The Company includes non-GAAP revenue and cost of revenue to allow for more complete comparisons to the financial results of historical operations, forward looking guidance and the financial results of peer companies. The Company believes these adjustments are useful to management and investors as a measure of the ongoing performance of the business because the Company historically has experienced high renewal rates on maintenance and support agreements and other customer contracts, although we cannot be certain that customers will renew these contracts. Additionally, although acquisition related revenue adjustments are non-recurring with respect to past acquisitions, the Company generally will incur these adjustments in connection with any future acquisitions.
Acquisition-Related Expenses.
In recent years, the Company has completed a number of acquisitions, which result in operating expenses which would not otherwise have been incurred. The Company provides supplementary non-GAAP financial measures which exclude certain transition, integration and other acquisition-related expense items resulting from acquisitions to allow more accurate comparisons of the financial results to historical operations, forward-looking guidance and the financial results of less acquisitive peer companies. The Company considers these types of expenses, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of the control of the Company. Furthermore, such costs are generally not relevant to assessing or estimating the long-term performance of the acquired assets as part of the Company. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition-related expenses, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding the above referenced expenses from our non-GAAP measures, management is better able to evaluate the Company’s ability to utilize its existing assets and estimate the long-term value that acquired assets will generate for the Company.
These items are included in the following categories: (i) acquisition-related transition and integration costs; (ii) amortization of intangible assets; (iii) in-process research and development; and (iv) costs associated with regulatory matters related to acquired entities. These categories are further discussed as follows:
(i) Acquisition-related transition and integration costs. The Company excludes transition and integration costs such as retention and earnout bonuses for employees from acquisitions. The Company does not consider these expenses to be related to the organic continuing operation of its business, and believes it is useful to management and investors to understand the effects of these items on total operating expenses. Although acquisition-related transition and integration costs are not recurring with respect to past acquisitions, the Company generally will incur these expenses in connection with any future acquisitions.
(ii) Amortization of intangible assets. The Company excludes the amortization of intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which the Company’s acquired intellectual property is treated in a comparable manner to its internally developed intellectual property. Although the Company excludes amortization of intangible assets from its non-GAAP expenses, the Company believes that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.
(iii) In-Process research and development. The Company excludes expenses associated with acquired in-process research and development from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing, size and nature of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired research and development had been conducted internally rather than acquired. Although expenses associated with acquired in-process research and development are generally not recurring with respect to past acquisitions, the Company may incur these expenses in connection with any future acquisitions.
(iv) Costs associated with regulatory matters related to acquired entities. The Company excludes expenses incurred as a result of the investigation and, if necessary, restatement of the financial results of acquired entities. The Company also incurs post-closing legal and other professional services fees for non-recurring compliance and regulatory matters associated with acquisitions. The Company does not consider these expenses to be related to the organic continuing operations of the acquired businesses, and believes that providing a supplemental non-GAAP measure which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses. Although these expenses are not recurring with respect to past acquisitions, the Company may incur these expenses in connection with any future acquisitions.
Non-Cash Expenses.
The Company provides non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; (ii) certain accrued interest; and (iii) certain accrued income taxes. These items are further discussed as follows:
(i) Stock-based compensation. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, the Company believes that the exclusion of share-based payments allows for more accurate comparisons of operating results to peer companies, as well as to times in the Company’s history when share based payments were more or less significant as a portion of overall compensation than in the current period. The Company evaluates performance both with and without these measures because compensation expense related to stock-based compensation is typically non-cash and the options granted are influenced by factors such as volatility and risk-free interest rates that are beyond the Company’s control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, the Company does not include such charges in operating plans. Stock-based compensation will continue in future periods.
(ii and iii) Certain accrued interest and income taxes. The Company also excludes certain accrued interest and certain accrued income taxes because the Company believes that excluding these non-cash expenses provides senior management as well as other users of the financial statements, with a valuable perspective on the cash-based performance and health of the business, including the current near-term projected liquidity. These non-cash expenses will continue in future periods.
Other Expenses.
The Company excludes certain other expenses that are the result of other, unplanned events to measure operating performance as well as current and future liquidity both with and without these expenses. Included in these expenses are items such as non-acquisition-related restructuring and other charges (credits), net. These events are unplanned and arose outside of the ordinary course of continuing operations. These items also include adjustments from changes in fair value of share-based liabilities relating to the issuance of our common stock with security price guarantees payable in cash. The Company assesses operating performance with these amounts included, but also excluding these amounts; the amounts relate to costs which are unplanned, and therefore by providing this information the Company believes management and the users of the financial statements are better able to understand the financial results of what the Company considers to be organic continuing operations.
The Company believes that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. The Company further believes that providing this information allows investors to not only better understand the Company’s financial performance but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.
Financial Tables Follow

Nuance Communications, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Three months ended		Nine months ended
	June 30		June 30
	2009	2008	2009	2008
Revenue:
Product and licensing	$87,387	$96,396	$259,987	$288,587
Professional services and subscription and hosting	110,966	82,320	304,162	216,942
Maintenance and support	42,687	38,028	122,870	109,541

Total revenue	241,040	216,744	687,019	615,070

Cost of revenue:
Product and licensing	8,414	10,214	26,222	32,485
Professional services and subscription and hosting	68,321	55,511	189,584	156,777
Maintenance and support	7,207	7,912	21,387	24,266
Amortization of intangible assets	10,017	5,248	27,444	17,995

Total cost of revenue	93,959	78,885	264,637	231,523

Gross profit	147,081	137,859	422,382	383,547

Operating expenses:
Research and development	28,584	27,068	87,363	85,822
Sales and marketing	50,376	55,526	161,991	168,299
General and administrative	28,181	27,323	86,340	80,631
Amortization of intangible assets	19,931	14,386	56,313	40,040
Restructuring and other charges, net	2,893	2,646	5,241	8,124

Total operating expenses	129,965	126,949	397,248	382,916

Income from operations	17,116	10,910	25,134	631

Other expense, net	(11,455)	(11,649)	(26,343)	(38,191)

Income (loss) before income taxes	5,661	(739)	(1,209)	(37,560)

Provision for income taxes	6,670	9,127	17,283	14,521

Net loss	$(1,009)	$(9,866)	$(18,492)	$(52,081)

Net loss per share:

Basic and diluted	$(0.00)	$(0.05)	$(0.07)	$(0.25)

Weighted average common shares outstanding:
Basic and diluted	260,750	213,683	249,105	204,843

Nuance Communications, Inc.
Supplement Financial Information — GAAP to Non-GAAP Reconciliations
(in thousands, except per share amounts)
Unaudited

	Three months ended		Nine months ended
	June 30		June 30
	2009	2008	2009	2008
GAAP revenue	$241,040	$216,744	$687,019	$615,070
Acquisition-related revenue adjustments: product & licensing	8,264	10,012	40,217	33,230
Acquisition-related revenue adjustments: professional services and subscription and hosting	1,506	1,774	3,956	7,571
Acquisition-related revenue adjustments: maintenance and support	519	710	3,370	2,289

Non-GAAP revenue	$251,329	$229,240	$734,562	$658,160

GAAP cost of revenue	$93,959	$78,885	$264,637	$231,523
Cost of revenue from amortization of intangible assets	(10,017)	(5,248)	(27,444)	(17,995)
Cost of revenue adjustments: product & licensing (1,2,3)	(2)	107	(13)	445
Cost of revenue adjustments: professional services and subscription and hosting (1,2,3)	(1,953)	(1,484)	(6,321)	(4,474)
Cost of revenue adjustments: maintenance & support (1,2,3)	(92)	(218)	(425)	(1,239)

Non-GAAP cost of revenue	$81,895	$72,042	$230,434	$208,260

GAAP gross profit	$147,081	$137,859	$422,382	$383,547
Gross profit adjustments (1,2,3)	22,353	19,339	81,746	66,353

Non-GAAP gross profit	$169,434	$157,198	$504,128	$449,900

GAAP income from operations	$17,116	$10,910	$25,134	$631
Gross profit adjustments (1,2,3)	22,353	19,339	81,746	66,353
Research and development (1, 2)	2,855	2,800	9,381	13,010
Sales and marketing (1, 2)	6,830	6,522	21,387	19,971
General and administrative (1, 2)	10,020	6,403	27,811	21,226
Amortization of intangible assets	19,931	14,386	56,313	40,040
Restructuring and other charges, net	2,893	2,646	5,241	8,124

Non-GAAP income from operations	$81,998	$63,006	$227,013	$169,355

GAAP provision for income taxes	$6,670	$9,127	$17,283	$14,521
Non-cash taxes	(4,170)	(7,804)	(6,125)	(10,864)

Non-GAAP provision for income taxes	$2,500	$1,323	$11,158	$3,657

GAAP net loss	$(1,009)	$(9,866)	$(18,492)	$(52,081)
Cost of revenue from amortization of intangible assets	10,017	5,248	27,444	17,995
Amortization of intangible assets	19,931	14,386	56,313	40,040
Non-cash share-based payments (1)	17,582	15,028	52,584	53,447
Non-cash interest expense, net	1,425	1,313	4,364	4,344
Change in fair value of share-based liabilities	3,782	—	3,782	—
Restructuring and other charges, net	2,893	2,646	5,241	8,124
Non-cash income taxes	4,170	7,804	6,125	10,864
Acquisition-related adjustment — cost of revenue (3)	(514)	(616)	(1,159)	(2,908)
Acquisition-related adjustment — revenue (3)	10,290	12,496	47,544	43,090
Acquisition-related expenses (2)	4,684	2,908	13,913	8,936

Non-GAAP net income	$73,251	$51,347	$197,659	$131,851

Non-GAAP diluted net income per share	$0.26	$0.22	$0.74	$0.58

Diluted weighted average common shares outstanding	281,151	237,264	268,699	229,037

Nuance Communications, Inc.
Supplement Financial Information — GAAP to Non-GAAP Reconciliations, continued
(in thousands)
Unaudited

	Three months ended		Nine months ended
	June 30		June 30
	2009	2008	2009	2008
(1) Non-Cash Share-Based Payments
Cost of product and licensing	$2	$2	$8	$16
Cost of professional services and subscription and hosting	2,402	1,304	7,329	6,325
Cost of maintenance and support	132	218	557	1,125
Research and development	2,013	2,517	7,640	11,621
Sales and marketing	6,687	5,925	20,246	17,487
General and administrative	6,346	5,062	16,804	16,873

Total	$17,582	$15,028	$52,584	$53,447

(2) Acquisition-Related Expenses
Cost of product and licensing	$—	$—	$1	$—
Cost of professional services and subscription and hosting	20	687	9	596
Cost of maintenance and support	5	—	14	114
Research and development	842	283	1,741	1,389
Sales and marketing	143	597	1,141	2,484
General and administrative	3,674	1,341	11,007	4,353

Total	$4,684	$2,908	$13,913	$8,936

(3) Acquistion-Related Revenue and Cost of Revenue
Revenue	$10,290	$12,496	$47,544	$43,090
Cost of product and licensing	—	(109)	4	(461)
Cost of professional services and subscription and hosting	(469)	(507)	(1,017)	(2,447)
Cost of maintenance and support	(45)	—	(146)	—

Total	$9,776	$11,880	$46,385	$40,182

Nuance Communications, Inc.
Supplemental Financial Information — GAAP to Non-GAAP Reconciliations, continued
(in millions)
Unaudited
Total Revenue

	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
	2008	2008	2008	2008	2008	2009	2009	2009
GAAP Revenue	$195.0	$203.3	$216.7	$253.5	$868.5	$216.8	$229.1	$241.0
Adjustment	$14.1	$16.6	$12.5	$7.2	$50.3	$27.6	$9.7	$10.3

Non-GAAP Revenue	$209.1	$219.9	$229.2	$260.7	$918.8	$244.4	$238.8	$251.3

Mobile-Enterprise Revenue

	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
	2008	2008	2008	2008	2008	2009	2009	2009
GAAP Revenue	$98.3	$101.9	$113.7	$124.9	$438.8	$99.8	$114.5	$118.0
Adjustment	$12.3	$16.1	$11.1	$7.0	$46.5	$13.6	$5.0	$7.5

Non-GAAP Revenue	$110.6	$118.0	$124.8	$131.9	$485.3	$113.4	$119.5	$125.5

Healthcare-Dictation Revenue

	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
	2008	2008	2008	2008	2008	2009	2009	2009
GAAP Revenue	$77.4	$79.1	$84.0	$109.3	$349.8	$100.0	$100.6	$105.6
Adjustment	$1.8	$0.5	$1.2	$0.4	$3.8	$14.0	$4.6	$2.5

Non-GAAP Revenue	$79.2	$79.6	$85.2	$109.7	$353.6	$114.0	$105.2	$108.1

Imaging Revenue

	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
	2008	2008	2008	2008	2008	2009	2009	2009
GAAP Revenue	$19.3	$22.3	$19.2	$19.1	$79.9	$17.0	$14.1	$17.4
Adjustment	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.3

Non-GAAP Revenue	$19.3	$22.3	$19.2	$19.1	$79.9	$17.0	$14.1	$17.7

Product and Licensing Revenue

	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
	2008	2008	2008	2008	2008	2009	2009	2009
GAAP Revenue	$97.9	$94.3	$96.4	$125.8	$414.4	$85.6	$87.0	$87.3
Adjustment	$10.3	$13.0	$10.0	$5.7	$38.9	$24.8	$7.2	$8.3

Non-GAAP Revenue	$108.2	$107.3	$106.4	$131.5	$453.3	$110.4	$94.2	$95.6

Professional Services, Hosting and Subscription Revenue

	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
	2008	2008	2008	2008	2008	2009	2009	2009
GAAP Revenue	$62.4	$72.2	$82.3	$88.6	$305.5	$90.2	$103.0	$111.0
Adjustment	$3.6	$2.3	$1.8	$0.9	$8.6	$1.2	$1.2	$1.5

Non-GAAP Revenue	$66.0	$74.5	$84.1	$89.5	$314.1	$91.4	$104.2	$112.5

Maintenance and Support Revenue

	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
	2008	2008	2008	2008	2008	2009	2009	2009
GAAP Revenue	$34.7	$36.8	$38.0	$39.1	$148.6	$41.1	$39.1	$42.7
Adjustment	$0.2	$1.3	$0.7	$0.6	$2.8	$1.5	$1.3	$0.5

Non-GAAP Revenue	$34.9	$38.1	$38.7	$39.7	$151.4	$42.6	$40.4	$43.2

Nuance Communications, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
Unaudited

	June 30, 2009	September 30, 2008
ASSETS
Current assets:
Cash and cash equivalents	$418,587	$261,540
Marketable securities	—	56
Accounts receivable and unbilled receivables, net	184,738	217,999
Inventories, net	9,370	7,152
Prepaid expenses and other current assets	44,441	28,536

Total current assets	657,136	515,283

Land, building and equipment, net	51,733	46,485
Goodwill	1,869,344	1,655,773
Intangible assets, net	685,056	585,023
Other assets	42,984	43,635

Total assets	$3,306,253	$2,846,199

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt and capital leases	$6,878	$7,006
Contingent and deferred acquisition payments	62,711	113,074
Accounts payable and accrued expenses	151,471	133,616
Deferred and unearned revenue	138,977	118,902
Other short term liabilities	9,324	9,166

Total current liabilities	369,361	381,764

Long-term portion of debt and capital leases	889,957	894,184
Long-term deferred revenue	26,028	18,134
Other long term liabilities	144,273	127,209

Total liabilities	1,429,619	1,421,291

Stockholders’ equity	1,876,634	1,424,908

Total liabilities and stockholders’ equity	$3,306,253	$2,846,199

Nuance Communications, Inc.
Reconciliation of Supplemental Financial Information
GAAP and non-GAAP Revenue and Net Income (Loss) per Share Guidance
(in thousands, except per share amounts)
Unaudited

	Three months ended
	September 30, 2009
	Low	High
GAAP revenue	$259,240	$269,240
Acquisition-related adjustment — revenue	6,760	6,760

Non-GAAP revenue	$266,000	$276,000

GAAP net income (loss), per share	(0.08)	(0.06)
Cost of revenue from amortization of intangible assets	0.04	0.04
Amortization of intangible assets	0.07	0.07
Non-cash share-based payments	0.07	0.07
Non-cash interest expense, net	0.01	0.01
Restructuring and other charges, net	—	—
Non-cash income taxes	0.12	0.12
Acquistion-related adjustment — cost of revenue	(0.00)	(0.00)
Acquisition-related adjustment — revenue	0.03	0.03
Acquisition-related expenses	0.02	0.02

Non-GAAP net income (loss), per share	0.28	0.30

Shares used in computing GAAP and non-GAAP net income (loss) per share:

Weighted average common shares: basic	267,840	267,840

Weighted average common shares: diluted	285,793	285,793

Nuance Communications, Inc.
Reconciliation of Supplemental Financial Information
GAAP and non-GAAP Revenue and Net Income (Loss) per Share Guidance
(in thousands, except per share amounts)
Unaudited

	Twelve months ended
	September 30, 2009
	Low	High
GAAP revenue	$946,258	$956,258
Acquisition-related adjustment — revenue	54,304	54,304

Non-GAAP revenue	$1,000,562	$1,010,562

GAAP net income (loss), per share	(0.15)	(0.13)
Cost of revenue from amortization of intangible assets	0.14	0.14
Amortization of intangible assets	0.28	0.28
Non-cash share-based payments	0.27	0.27
Non-cash interest expense, net	0.04	0.04
Restructuring and other charges, net	0.02	0.02
Non-cash income taxes	0.15	0.15
Acquistion-related adjustment — cost of revenue	(0.01)	(0.01)
Acquisition-related adjustment — revenue	0.20	0.20
Acquisition-related expenses	0.08	0.08

Non-GAAP net income (loss), per share	1.02	1.04

Shares used in computing GAAP and non-GAAP net income (loss) per share:

Weighted average common shares: basic	253,871	253,871

Weighted average common shares: diluted	272,782	272,782

###